UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2015

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California	95742
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (916) 355-4000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is the text of the registrant's press release issued on October 13, 2015 in which Aerojet Rocketdyne Holdings, Inc. (the "Company") reported financial results for the third quarter ended August 31, 2015.

As discussed in Exhibit 99.1, the press release contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in the Company's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

The foregoing information (including Exhibit 99.1) is being furnished under "Item 2.02. Results of Operations and Financial Condition" and "Item 7.01. Regulation FD Disclosure." Such information (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Items 2.02 and 7.01 (including Exhibit 99.1) do not mean that such information is material or that disclosure of such information is required.

Item 7.01. Regulation FD Disclosure.

See "Item 2.02. Results of Operations and Financial Condition" above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Aerojet Rocketdyne Holdings, Inc.'s press release, dated October 13, 2015

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aerojet Rocketdyne Holdings, Inc. (Registrant)
October 13, 2015 (Date)	/s/ KATHLEEN E. REDD Kathleen E. Redd Vice President, Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Aerojet Rocketdyne Holdings, Inc.'s press release, dated October 13, 2015